                                                                    EXHIBIT 4.12

                                PLEDGE AGREEMENT

        THIS AGREEMENT, dated as of January 31, 2002 by and among Alternative Resources Corporation, a Delaware corporation, ARC Service, Inc., a Delaware corporation, ARC Solutions, Inc., a Delaware corporation, ARC Midholding, Inc., a Delaware corporation, and Writers Inc., a California corporation (hereinafter collectively referred to as the "PLEDGORS"), each having an address at 600 Hart Road, Suite 300, Barrington, Illinois 60010, and Fleet Capital Corporation (the "LENDER"), having an address at One Federal Street, Boston, Massachusetts 02110.

                              WITNESSETH:

        WHEREAS, each Pledgor is a borrower under the terms of a Credit and Security Agreement among the Borrowers and Lender (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT") pursuant to which the Lender has agreed, subject to the terms and conditions set forth therein, to make certain loans and extensions of credit to and for the account of the Borrowers; and

             WHEREAS, each Pledgor owns the percentage of the outstanding shares of capital stock of the companies listed on SCHEDULE I hereto as set forth on such SCHEDULE I hereto and is holder of certain other instruments and securities (such companies and the issuers of such instruments and securities, collectively called the "LISTED COMPANIES"); and

        WHEREAS, the obligation of the Lender to make loans and extend credit to and for the account of the Borrowers is subject to the conditions, among others, that each Pledgor shall execute and deliver this Agreement and grant the pledge and security interest hereinafter described;

        NOW, THEREFORE, in consideration of the willingness of the Lender to enter into the Credit Agreement and to make loans and extend credit to and for the account of the Borrowers thereunder, and for other good and valuable consideration, receipt of which is hereby acknowledged, it is hereby agreed as follows:

        1. DEFINED TERMS. Except as otherwise expressly defined herein, all capitalized terms shall have the meanings ascribed to them in the Credit Agreement.

        2. SECURITY INTEREST. Each Pledgor hereby deposits with, and pledges to, the Lender (a) all investment property which such Pledgor holds in the Listed Companies which are listed on SCHEDULE I, including, without limitation, the shares of capital stock of the Listed Companies as listed on SCHEDULE I attached hereto (the "PLEDGED EQUITY") (together with the appropriate powers duly endorsed in blank), and (b) the promissory notes payable to the Pledgors as listed in SCHEDULE II attached hereto (the "PLEDGED NOTES") (together with the appropriate allonges duly endorsed in blank), and each Pledgor hereby grants to the Lender a security interest in all of the Pledged Equity and the Pledged Notes and any additional investment property, securities or collateral from time to time held by the Pledgors (collectively, the "PLEDGED COLLATERAL") as security for the due and punctual payment and performance of the Secured Obligations described in Section 3 hereof.

        3. SECURED OBLIGATIONS. The security interest hereby granted shall secure the due and punctual payment and performance of the Obligations and all other Indebtedness, liabilities and obligations of any of the Borrowers to the Lender, the Issuing Lender or the Cash Management Bank, whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter arising, including, without limitation, any and all other fees, premiums, penalties, any and all obligations of any of the Pledgors under any Hedging Agreements, in each case in connection with the Credit Agreement, this Agreement and the other Loan Documents (collectively, the "SECURED OBLIGATIONS").

        4. SPECIAL WARRANTIES AND COVENANTS OF THE PLEDGORS. Each Pledgor hereby warrants and covenants to the Lender with respect to the Pledged Collateral for which it is the "Pledgor," as set forth on SCHEDULE I or
SCHEDULE II, as applicable, that:

             (a) The Pledged Collateral is duly and validly pledged with the Lender in accordance with law, upon delivery of the applicable stock certificates and/or instruments, the Lender will have a First Priority security interest in such Pledged Collateral, and each Pledgor warrants and will defend the Lender's right, title and security interest in and to the Pledged Collateral against the claims and demands of all Persons whomsoever.

             (b) Each Pledgor has good title to the Pledged Collateral, free and clear of all Liens, except as expressly set forth in or permitted under the Credit Agreement.

             (c) All of the Pledged Equity has been, to the knowledge of the Pledgors, duly and validly issued and is fully paid and nonassessable.

             (d) The Pledged Equity constitutes the amount and percentage of shares of the presently issued and outstanding capital stock of the Listed Companies as set forth on SCHEDULE I.

             (e) If any additional shares of capital stock of any class of the Listed Companies or if any promissory notes of the Listed Companies or other securities of the Listed Companies are acquired by any Pledgor after the date hereof, the same shall constitute Pledged Collateral and shall be deposited with and pledged to the Lender as provided in Section 2 hereof simultaneously with such acquisition. The Pledgors will promptly notify the Lender of the date and amount of any loans made from time to time by the Pledgors to the Listed Companies as permitted by the Credit Agreement.

             (f) No Pledgor will sell, convey or otherwise dispose of any of the Pledged Collateral, nor will any Pledgor create, incur or permit to exist any Lien with respect to any of the Pledged Collateral or the proceeds thereof, other than Liens with respect to the Pledged Collateral created hereby or Liens which are otherwise permitted under the Loan Documents and permitted by the Credit Agreement.

             (g) No Pledgor will consent to or approve the issuance of any additional shares of capital stock of any class of the Listed Companies, except for the issuance of additional shares of capital stock to such Pledgor as permitted by and in accordance with the terms of the Credit Agreement, provided that any such additional shares of capital stock shall be deposited with and pledged to the Lender simultaneously with such issuance as provided in Section 2 hereof.

             (h) The Pledged Notes evidence the amount of outstanding indebtedness for money borrowed of the respective issuers thereof indicated on
SCHEDULE II hereto.

             (i) If any additional promissory notes are acquired by any Pledgor from the issuers of the Pledged Notes or any other Person, the same shall constitute Pledged Notes and Pledged Collateral and shall be deposited with and pledged to the Lender as provided in Section 2 hereof simultaneously with such acquisition. The Pledgors will promptly notify the Lender of any loans made from time to time to such issuers as permitted by the Credit Agreement.

        5. DISTRIBUTIONS. In case, upon the dissolution, winding up, liquidation or reorganization of the Listed Companies whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshaling of the assets and liabilities of the Listed Companies or otherwise, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over to the Lender as security for the Secured Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital or profits shall be made on any of the Pledged Collateral, or any property shall be distributed upon or with respect to the Pledged Collateral, the limited partnership interests, limited liability company interests, shares, cash or other property so distributed shall be delivered to the Lender as collateral security for the Secured Obligations.

        6. EVENTS OF DEFAULT. The Pledgors shall be in default under this Agreement upon the happening of any Event of Default, as defined in the Credit Agreement (herein called an "EVENT OF DEFAULT").

        7. RIGHTS AND REMEDIES OF SECURED PARTIES. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the following rights and remedies:

             (a) All rights and remedies provided by law, including, without limitation, those provided by the Uniform Commercial Code;

             (b)   All rights and remedies provided in this Agreement; and

             (c) All rights and remedies provided in the Credit Agreement or in the other Loan Documents, or in any other agreement, document or instrument pertaining to the Secured Obligations.

        8. RIGHT TO TRANSFER INTO NAME OF LENDER, ETC. Upon the occurrence and during the continuance of an Event of Default, but subject to the provisions of the Uniform Commercial Code or other applicable law, the Lender may cause all or any of the Pledged Collateral to be transferred into its name or into the name of its nominee or nominees. So long as no Event of Default shall have occurred and be continuing, each Pledgor shall be entitled to exercise as such Pledgor shall deem fit, but in a manner not inconsistent with the terms hereof or of the Secured Obligations, the voting power with respect to the Pledged Collateral.

        9. RIGHT OF LENDER TO EXERCISE VOTING POWER, ETC. Upon the occurrence and during the continuance of an Event of Default, the Lender shall be entitled to exercise the voting power with respect to the Pledged Collateral, to receive and retain, as collateral security for the Secured Obligations, any and all dividends or other distributions at any time and from time to time declared or made upon any of the Pledged Collateral, and to exercise any and all rights of payment, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, at its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Listed Companies or, upon the exercise of any such right, privilege or option pertaining to the Pledged Collateral, and in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Lender may determine, all without liability except to account for property actually received, but the Lender shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

        10. RIGHT OF LENDER TO DISPOSE OF COLLATERAL, ETC. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have the right at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral in one or more parcels at any exchange or broker's board or at public or private sale. Unless the Pledged Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender will give the Pledgors at least ten (10) days' prior written notice in accordance with Section 20 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition of any of the Pledged Collateral is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the Uniform Commercial Code) that reasonable notification be given of the time and place of such sale or other disposition. Such notice may be given without any demand of performance or other demand, all such demands being hereby expressly waived by each Pledgor. All such sales shall be at such commercially reasonable price or prices as the Lender shall reasonably deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). At any such sale or sales, the Lender may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Lender may deem best. Upon any such sale or sales, the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by each Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, each Pledgor shall execute, and hereby agrees to cause the Listed Companies to execute, all such applications or other instruments as may be required.

        Each Pledgor recognizes that the Lender may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933, as amended (the "Securities Act") or otherwise but may be compelled to resort to one or more private sales to a restricted group of purchasers, each of whom will be obligated to agree, among other things, to acquire such Pledged Collateral for its own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that private sales so made may be at prices and upon other terms less favorable to the seller than if such Pledged Collateral were sold at public sales without such restrictions, and that the Lender has no obligation to delay sale of any such Pledged Collateral for the period of time necessary to permit such Pledged Collateral to be registered for public sale under the Securities Act. Each Pledgor agrees that any such private sales shall not be deemed to have been made in a commercially unreasonable manner solely because they shall have been made under the foregoing circumstances.

        11. COLLECTION OF AMOUNTS PAYABLE ON ACCOUNT OF PLEDGED COLLATERAL, ETC. Upon the occurrence and during the continuance of an Event of Default, the Lender may, but without obligation to do so, demand, sue for and/or collect any money or property at any time due, payable or receivable, to which it may be entitled hereunder, on account of, or in exchange for, any of the Pledged Collateral and shall have the right, for and in the name, place and stead of each Pledgor, to execute endorsements, assignments or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral.

        12. CARE OF PLEDGED COLLATERAL IN LENDER'S POSSESSION. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Lender shall have no duty or liability to collect any sums due in respect thereof or to protect or preserve rights pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon surrendering the same to the Pledgors.

        13. PROCEEDS OF COLLATERAL. The proceeds of any sale or sales of the Pledged Collateral, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: FIRST, to the payment of all reasonable costs and expenses of such sale, including reasonable attorneys' fees; SECOND, to the payment of the Secured Obligations by the Lender in accordance with the terms of the Credit Agreement; and THIRD, any surplus thereafter remaining shall be paid to the Pledgors or to whomever may be legally entitled thereto (including, if applicable, any subordinated creditor of the Listed Companies or the Pledgors). By way of enlargement and not by way of limitation of the rights of the Lender under applicable law or the Credit Agreement or other Loan Documents, the Lender shall allocate the proceeds of the Pledged Collateral to the Secured Obligations (including without limitation the Loans) in accordance with the terms of the Credit Agreement. In the event the proceeds of any sale, lease or other disposition of the Pledged Collateral hereunder are insufficient to pay all of the Secured Obligations in full, each Pledgor will be liable for the deficiency, together with interest thereon at the maximum rate provided in the Credit Agreement, and the reasonable cost and expenses of collection of such deficiency, including (to the extent permitted by law), without limitation, reasonable attorneys' fees, expenses and disbursements.

        14. CREDIT AGREEMENT. Notwithstanding any other provision of this Agreement, the rights of the parties hereunder are subject to the provisions of the Credit Agreement, including the provisions thereof pertaining to the rights and responsibilities of the Lender. In the event that any provision of this Agreement is in conflict with the terms of the Credit Agreement, the Credit Agreement shall control.

        15. WAIVERS, ETC. Each Pledgor hereby waives presentment, demand, notice, protest and, except as is otherwise provided herein, all other demands and notices in connection with this Agreement or the enforcement of the Lender's rights hereunder or in connection with any Secured Obligations or any Pledged Collateral; consents to and waives notice of the granting of renewals, extensions of time for payment or other indulgences to the Listed Companies or the Pledgors or to any third party, or substitution, release or surrender of any collateral security for any Secured Obligation, the addition or release of Persons primarily or secondarily liable on any Secured Obligation or on any collateral security for any Secured Obligation, the acceptance of partial payments on any Secured Obligation or on any collateral security for any Secured Obligation and/or the settlement or compromise thereof. No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. EACH PLEDGOR FURTHER WAIVES ANY RIGHT IT MAY HAVE UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, UNDER THE LAWS OF ANY STATE IN WHICH ANY OF THE PLEDGED COLLATERAL MAY BE LOCATED, OR UNDER THE LAWS OF THE UNITED STATES OF AMERICA, TO NOTICE (OTHER THAN ANY REQUIREMENT OF NOTICE PROVIDED HEREIN) OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THIS AGREEMENT TO THE LENDER AND WAIVES ITS RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE FOREGOING PROVISIONS HEREOF ON THE GROUNDS (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING. Each Pledgor's waivers under this Section have been made voluntarily, intelligently and knowingly and after such Pledgor has been apprized and counseled by its attorneys as to the nature thereof and its possible alternative rights.

        16. TERMINATION; ASSIGNMENT, ETC. When all the Secured Obligations have been paid in full and have been terminated and the commitment of the Lender to make any loan or extend any credit under the Credit Agreement has terminated or expired and no Letters of Credit remain outstanding, this Agreement and the security interest in the Pledged Collateral created hereby shall terminate. No waiver by the Lender or by any other holder of Secured Obligations of any default shall be effective unless in writing nor operate as a waiver of any other default or of the same default on a future occasion. In the event of a sale or assignment by the Lender of all or any of the Secured Obligations held by it, the Lender

(or any assignee of the Lender) may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights of the Lender hereunder.

        17. REINSTATEMENT. Notwithstanding the provisions of Section 16, of this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Lender in respect of the Secured Obligations is rescinded or must otherwise be restored or returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any of the Listed Companies, any Pledgor or upon the appointment of any intervener or conservator of, or trustee or similar official for, the Listed Companies or any Pledgor, or any substantial part of their respective properties, or otherwise, all as though such payments had not been made.

        18. GOVERNMENTAL APPROVALS, ETC. Upon the exercise by the Lender any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, qualification or authorization of any governmental authority or instrumentality, each Pledgor will execute and deliver, or will cause the execution and delivery of, all applications, certificates, instruments and other documents and papers that the Lender may be required to obtain for such governmental consent, approval, qualification or authorization.

        19. RESTRICTIONS ON TRANSFER, ETC. To the extent that any restrictions imposed by the charter or by-laws of any of the Listed Companies or any other document or instrument would in any way affect or impair the pledge of the Pledged Collateral hereunder or the exercise by the Lender of any right granted hereunder, including, without limitation, the right of the Lender to dispose of the Pledged Collateral upon the occurrence and during the continuance of an Event of Default, each Pledgor hereby waives such restrictions to the extent permitted under applicable law, and represents and warrants that it has caused the Listed Companies to take all necessary action to waive such restrictions, and each Pledgor hereby agrees that it will take any further action which the Lender may reasonably request in order that the Lender may obtain and enjoy the full rights and benefits granted to the Lender by this Agreement free of any such restrictions.

        20. NOTICES. All notices, consents, approvals, elections and other communications hereunder shall be in writing (whether or not the other provisions of this Agreement expressly so provide) and shall be deemed to have been duly given if delivered in accordance with the terms of the Credit Agreement.

        21. MISCELLANEOUS. This Agreement shall inure to the benefit of and be binding upon the Lender and each Pledgor and their respective successors and assigns, and the term "Lender" shall be deemed to include any other holder or holders of any of the Secured Obligations. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        22.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL.

             (a) This Agreement shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.

             (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of The Commonwealth of Massachusetts and of the United States District Court for the District of Massachusetts, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan

Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Massachusetts court (or, to the extent permitted by law, in such Federal court). Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrowers or any of their properties in the courts of any jurisdiction.

             (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any court referred to in paragraph (b) of this Section 22. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

             (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

             (e) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, LENDER OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 22.

        IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

                             PLEDGORS:

                             ALTERNATIVE RESOURCES CORPORATION


                             By: /s/ Steven Purcell
                                 ------------------
                             Name:   Steven Purcell
                             Title:  Senior Vice President and Chief Financial
                                     Officer


                             ARC SERVICE, INC.


                             By: /s/ Steven Purcell
                                 ------------------
                             Name:   Steven Purcell
                             Title:  Vice President and Secretary


                             ARC SOLUTIONS, INC.


                             By: /s/ Steven Purcell
                                 ------------------
                             Name:   Steven Purcell
                             Title:  Vice President and Secretary


                             ARC MIDHOLDING, INC.


                             By: /s/ Steven Purcell
                                 ------------------
                             Name:   Steven Purcell
                             Title:  Vice President and Secretary


                             WRITERS INC.


                             By: /s/ Steven Purcell
                                 ------------------
                             Name:   Steven Purcell
                             Title:  Vice President and Secretary

                             LENDER:


                             FLEET CAPITAL CORPORATION


                             By: /s/ Christopher Godfrey
                                 -----------------------
                             Name:   Christopher Godfrey
                             Title:  Senior Vice President

                                                                      SCHEDULE I
                                                           (to Pledge Agreement)

                                  PLEDGED STOCK

-----------------------------------------------------------------------------------------------------------------
                                                                   NO. AND             % OF TOTAL  CERTIFICATE
          PLEDGOR                    LISTED COMPANY            CLASS OF SHARES           SHARES       NO.(S)
-----------------------------------------------------------------------------------------------------------------
Alternative Resources            ARC Service, Inc.                100 common              100%          1
Corporation
-----------------------------------------------------------------------------------------------------------------
Alternative Resources            ARC Solutions, Inc.        72,654 Class A common         100%          A2
Corporation                      (f/k/a CGI Systems,        16,020 Class A common                       A3
                                 Inc.)                      684,166 Class A common                     A11
                                                             6,536 Class B common                       B9
-----------------------------------------------------------------------------------------------------------------
Alternative Resources            ARC Midholding, Inc.           70,000 common             100%          1
Corporation                      (f/k/a CGI              1,510,000 Class A Preferred                    3
                                 Corporation)            2,800,000 Class A Preferred                    5
                                                          950,000 Class B Preferred                     12
-----------------------------------------------------------------------------------------------------------------
Alternative Resources            Writers Inc.                    1000 common              100%          3
Corporation
-----------------------------------------------------------------------------------------------------------------

                                                                     SCHEDULE II
                                                           (to Pledge Agreement)

                                 PLEDGED NOTES

                                      None.